Exhibit 10.2

                   Written Description of Loan by Slav Serghei

On October 17, 2014, he loaned the Company $5,000 of the $25,000, and on December 14, 2014, he loaned the Company an additional $3,450. The loan is unsecured, non-interest bearing, non-convertible and due on demand